Exhibit 3.20

ARTICLES OF INCORPORATION

OF

PARDEE CONSTRUCTION COMPANY

(A California corporation)

We, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and by virtue of the laws of the State of California, and pursuant thereto we hereby certify:

ARTICLE I

The name of this corporation is and shall be: PARDEE CONSTRUCTION COMPANY.

ARTICLE II

The specific business which the corporation will primarily engage in is the business of acquiring, improving, developing, selling and leasing real estate, and acting as a general contractor with respect to the improvement of real and personal property.

ARTICLE III The secondary purposes for which the corporation is formed are as follows:

(a) To purchase, acquire, own, hold, use, lease (either as lessor or lessee), grant, sell, assign, exchange, subdivide, mortgage, convey in trust, pledge, manage, improve, construct, operate and generally deal in any and all real estate, improved or unimproved, stores, office buildings, dwelling houses, apartment houses, hotels, manufacturing plants and other buildings, oil royalties, mineral rights of all kinds, mineral bearing lands and leases thereof, and any and all other property of every kind or description, real, personal and mixed and wheresoever situated, either in California, other States of the United States , the District of Columbia, territories and colonies of the United States or foreign countries;

(b) To manufacture, fabricate, assemble; to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease and otherwise dispose of, and to invest, trade, deal in and deal with goods, wares and merchandise and supplies and all other personal property of every class and description;

(c) To take, purchase and otherwise acquire, own, use, sell, convey in trust, pledge, hypothecate, grant licenses in respect of and otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names and governmental, State, territorial, county and municipal grants and concessions of every character which this corporation may deem advantageous in the prosecution of its business or in the maintenance, operation, development or extension of its properties;

(d) To enter into, make, perform and carry out contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association or corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivision;

(e) To become a partner (either general or limited or both) and to enter into agreements of partnership with one or more other persons or corporations for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly to promote the interest of this corporation or to enhance the value of its property or business;

(f) To promote or to aid in any manner, financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held, directly or indirectly, by this corporation; and for this purpose to guarantee the contract, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness;

(g) To borrow and lend money, but nothing herein contained shall be construed as authorizing the business of banking, or as including the business purposes of a commercial bank, savings bank or trust company;

(h) To issue bonds, notes, debentures or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, deed of trust, pledge, or otherwise, or to issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures or other evidences of its indebtedness or obligations; to purchase, hold, sell and transfer the shares of its own capital stock to the extent and in the manner provided by the laws of the State of California, as the same are now in force or may be hereafter amended;

(i) To carry on any business whatsoever, either as principal or as agent or both or as a partnership, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this corporation or to enhance the value of its property or business; to conduct its business in this State, in other States, in the District of Columbia, in the territories and colonies of the United States, and in foreign countries;

(j) To have and to exercise all the powers conferred by the laws of the State of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

The foregoing statement of purposes, shall be construed as a statement of both purpose and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

ARTICLE IV

This corporation is authorized to issue only one (1) class of shares of stock. The total number of such shares is Two Thousand Five Hundred (2,500), and all such shares of stock are to be without nominal or par value.

ARTICLE V

The number of Directors of this corporation shall be three (3), and the names and addresses of the persons who are appointed to act as the first Directors of this corporation are:

Rubin M. Turner

4909 Morse

Sherman Oaks, California

Bonnie G. Trainen

847 Sixth Street

Santa Monica, California

Pamela H. Newman

6075 Saturn Street

Los Angeles, California

ARTICLE VI

Authority is hereby granted to the holders of shares of this corporation entitled to vote, to change from time to time the authorized number of Directors of this corporation by a duly adopted amendment of the By-Laws of this corporation.

ARTICLE VII

The County in the State of California where the principal office for the transaction of business of this corporation is to be located is Los Angeles County.

ARTICLE VIII

The Directors of this corporation shall not have the right or power to levy assessments upon the shares of stock of this corporation.

IN WITNESS WHEREOF we have hereunto set our hands this 29th day of December, 1967.

/s/ RUBIN M. TURNER
RUBIN M. TURNER

/s/ BONNIE G. TRAINEN
BONNIE G. TRAINEN

/s/ PAMELA H. NEWMAN
PAMELA H. NEWMAN

STATE OF CALIFORNIA	)
	)	SS.
COUNTY OF LOS ANGELES	)

On this 29th day of December, 1967, before me, a Notary Public in and for said County and State, personally appeared RUBIN M. TURNER, BONNIE G. TRAINEN and PAMELA H. NEWMAN, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

WITNESS my hand and official seal

/s/ Philip L. Ball
NOTARY PUBLIC in and for said County and State.

A0577358
State of California
OFFICE OF THE SECRETARY OF STATE
SECRETARY OF STATE
I, BILL JONES, Secretary of State of the State of California, hereby certify:
That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.
THE GREAT SEAL OF THE STATE OF CALIFORNIA
IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of
MAR 01 2002
Secretary of State
Sec/State Form CE-107 (rev. 9/98)
OSP 01 55358

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

The undersigned certify that:

1.	They are the president and the secretary, respectively, of Pardee Construction Company, a California corporation.

2.	Article I of the Articles of Incorporation of this corporation is amended to read as follows:

ARTICLE I

The name of this corporation is and shall be: Pardee Homes.

3.	The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.	The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is thirty (30). The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: January 31, 2002	/s/ Michael V. McGee
Michael V. McGee, President

/s/ William A. Bryan
William A. Bryan, Secretary